UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 1, 2017
Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150 San Antonio, Texas 78249 (210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.
(a) On December 1, 2017, the Chairman of the Audit Committee of the Board of Directors (the “Audit Committee”) of GlobalSCAPE, Inc. (“GlobalSCAPE” or the “Company”) received a letter from Padgett, Stratemann & Co., L.L.P. (“Padgett”).  In this letter, Padgett stated that based on the circumstances described in the Company’s August 7, 2017 Form 8-K (the “August 8-K”) surrounding the dismissal of BDO USA, LLP as the Company’s independent registered public accounting firm and the previously disclosed withdrawal of RSM US LLP from its engagement by the Audit Committee to reissue its audit report on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2016, and based on the fact that current management is substantially the same as the management in place in 2015, Padgett has concluded that it cannot rely on management’s representations that would be necessary for Padgett to complete the audit procedures necessary to issue consents to the inclusion of its audit report on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2015 (the “2015 Financial Statements”) in the Company’s filings or transactions after the date of the letter.  Padgett also stated in its letter that (1) it is not currently aware of whether any of the circumstances described in the August 8-K with respect to the 2016 Financial Statements could have been applicable to the Company’s 2015 Financial Statements, and (2) it has not reached a conclusion as to whether it is necessary for Padgett to withdraw its Report on the 2015 Financial Statements.  The Company has concluded that this is a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.
The audit report originally issued by  Padgett on the 2015 Financial Statements, when previously filed, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2015 and through the date of Padgett’s resignation as the Company’s independent registered public accounting firm on October 19, 2016 as a result of the partners of Padgett becoming partners of RSM, there were: (i) no disagreements between the Company and Padgett on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Padgett, would have caused Padgett to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such year, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.  During the period from October 19, 2016 until December 1, 2017, there were: (i) no disagreements between the Company and Padgett on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Padgett, would have caused Padgett to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such year, and (ii) except as set forth above in this Current Report on Form 8-K, no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Padgett a copy of the disclosures in this Form 8-K and requested that Padgett furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Padgett agrees with the Company’s statements in this Item 4.01(a).  A copy of the letter dated December 6, 2017 furnished by Padgett in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Padgett Stratemann & Co. L.L.P. to the Securities and Exchange Commission dated December 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GLOBALSCAPE, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr. Chief Financial Officer
Dated:	December 7, 2017